UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 19, 2015

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Patrick Industries, Inc. (the “Company”) was held on May 19, 2015. The total shares outstanding on the record date, March 26, 2015, were 10,293,016. The total shares voted at the meeting in person or by proxy were 9,473,488, which represented 92.04% of the total outstanding eligible votes. The results of the matters voted upon at the Annual Meeting of Shareholders are as follows:

Proposal 1 – Election of nine directors to the Board of Directors to serve until the 2016 Annual Meeting.

Directors	For	Withheld	Broker Non-Votes
Joseph M. Cerulli	6,395,848	204,998	2,872,642
Todd M. Cleveland	6,513,232	87,614	2,872,642
John A. Forbes	6,347,163	253,683	2,872,642
Paul E. Hassler	6,394,618	206,228	2,872,642
Michael A. Kitson	6,521,266	79,580	2,872,642
Andy L. Nemeth	6,162,279	438,567	2,872,642
Larry D. Renbarger	6,496,980	103,866	2,872,642
M. Scott Welch	6,538,220	62,626	2,872,642
Walter E. Wells	6,496,629	104,217	2,872,642

Proposal 2 – Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

For	Against	Abstain	Broker Non-Votes
9,393,079	40,616	39,793	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: May 21, 2015	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer